Exhibit 99.1

Frontier Communications

401 Merritt 7

Norwalk, CT 06851

203.614.5600

www.frontier.com

Frontier Communications to Release First-Quarter 2018 Results and Host Call

NORWALK, Conn., April 3, 2018 -- Frontier Communications Corporation (NASDAQ: FTR) plans to release first-quarter 2018 results on Tuesday, May 1, 2018 after the market closes, and to host a conference call that afternoon at 4:30 P.M. Eastern Time.  The conference call will be webcast and may be accessed in the Webcasts & Presentations section of Frontier’s Investor Relations website at www.frontier.com/ir.

A telephonic replay of the conference call will be available from 8 P.M. Eastern Time on Tuesday, May 1, 2018, through 8 P.M. Eastern Time on Sunday, May 6, 2018 at 888-203-1112 for callers dialing from the U.S. or Canada, and at 719-457-0820 for those dialing from outside the U.S. or Canada.  Use the passcode 2051415 to access the replay.  A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) is a leader in providing communications services to urban, suburban, and rural communities in 29 states. Frontier offers a variety of services to residential customers over its fiber-optic and copper networks, including video, high-speed internet, advanced voice, and Frontier Secure® digital protection solutions. Frontier Business offers communications solutions to small, medium, and enterprise businesses.   More information about Frontier is available at www.frontier.com.

Contact:

Investors:

Luke Szymczak, 203-614-5044

Vice President, Investor Relations

luke.szymczak@ftr.com

or

Media:

Brigid Smith, 203-614-5042

AVP, Corporate Communications

brigid.smith@ftr.com